Exhibit 23.2

[LOGO]DEGOLYER AND MACNAUGHTON 5001 SPRING VALLEY ROAD SUITE 800 EAST DALLAS, TEXAS 75244  October 3, 2013  Denver Parent Corporation 370 17th Street Suite 3900  Denver, Colorado 80202  Ladies and Gentlemen:  We hereby consent to the inclusion of information from our reports concerning estimated oil and gas reserves in the Registration Statement of Denver Parent Corporation on Form S-4 and incorporated by reference therein from the Annual Report on Form 10-K of Venoco, Inc. for the years ending December 31, 2011 and December 31, 2012.  Very truly yours, Texas Registered Engineering Firm F-716 DeGOLYER and MacNAUGHTON